UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012 (August 7, 2012)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 7, 2012, Gaylord Entertainment Company (the “Company”) issued a press release (the “Press Release”) announcing its results for the quarter ended June 30, 2012. A copy of the Press Release is furnished herewith as Exhibit 99.1. Except for portions of the Press Release described in Item 8.01, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.	OTHER EVENTS.

The portions of the Press Release that discuss the Company’s previously announced plan to restructure the Company’s business operations to facilitate the qualification of the Company as a real estate investment trust (“REIT”) for federal income tax purposes and the Company’s previously announced agreement with Marriott International, Inc. (“Marriott”) to sell the Gaylord Hotels brand and rights to manage the Company’s Gaylord Hotels properties to Marriott for $210,000,000 in cash, together with the information contained under the headings titled “Additional Information and Where to Find It” and “Interests of Participants” are incorporated herein by reference and shall be deemed to be filed by the Company pursuant to Rule 425 under the Securities Act and Rule 14a-12 of the Exchange Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1     Press Release of Gaylord Entertainment Company dated August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: August 7, 2012	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1	Press Release of Gaylord Entertainment Company dated August 7, 2012